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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of SandRidge Mississippian Trust II and Form S-3 of SandRidge Energy, Inc. of our report dated January 5, 2012 relating to the statement of revenues and direct operating expenses of SandRidge Mississippian Trust II Underlying Properties and of our report dated January 5, 2012 relating to the statement of assets and trust corpus of SandRidge Mississippian Trust II, both of which appear in such Registration Statement.

        We also hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of SandRidge Mississippian Trust II and Form S-3 of SandRidge Energy, Inc. of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SandRidge Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
January 5, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM